Exhibit 99.1

LORAL ENTERS INTO AGREEMENT WITH PSP INVESTMENTS AND TELESAT

 TO COMBINE LORAL AND TELESAT INTO A NEW PUBLIC COMPANY

LORAL ALSO DECLARES SPECIAL DIVIDEND

OF $1.50 PER SHARE

Dividend payable December 17, 2020

to Stockholders of Record as of December 4, 2020

Investor Call and Webcast Discussion of the Transaction Today at 4:30 p.m. EST

NEW YORK – November 24, 2020 – Loral Space & Communications Inc. (NASDAQ:LORL) today announced that it has entered into a definitive agreement with Public Sector Pension Investment Board (PSP Investments) and Telesat Canada (Telesat) to combine Loral and Telesat into a new Canadian public company (New Telesat). Upon closing of the transaction, the stockholders in Loral, together with PSP Investments and certain current and former management shareholders of Telesat, will beneficially own all of the equity in New Telesat in approximately the same proportion as their current, indirect ownership in Telesat. Loral stockholders not affiliated with the funds managed by MHR Fund Management LLC (MHR Funds) will beneficially own 26.1% of the economic interests in New Telesat, with the MHR Funds, PSP Investments and management shareholders of Telesat beneficially owning the remaining 36.6%, 36.7% and 0.7%, respectively, of the economic interests in New Telesat (such percentages have been subjected to rounding adjustments). New Telesat shares will initially be listed on the Nasdaq Global Select Market, and New Telesat is also considering a listing for its shares on a Canadian stock exchange. New Telesat’s governance provisions will contain special features designed to maintain majority Canadian board and voting control.

In addition, Loral announced that its Board of Directors has declared a special dividend of $1.50 per share for an aggregate dividend of approximately $46.4 million. The dividend is payable on December 17, 2020 to holders of record of Loral voting and non-voting common stock as of the close of business on December 4, 2020.

Michael B. Targoff, Vice Chairman of Loral, said, “The transaction announced today reflects our long-standing efforts to maximize value for Loral stockholders. This transaction will consolidate all of the equity ownership of Telesat in the capital structure of New Telesat and will bring substantial benefits to Loral stockholders. In addition to affording Telesat the benefits of being a publicly traded Canadian company through New Telesat, Loral stockholders may elect to hold their interests directly in New Telesat, which should over time lead to improved liquidity. We are extremely pleased to have finally achieved this result.” Commenting on the declaration of the special dividend, Mr. Targoff said, “At Loral, we have now fulfilled our stated intention to distribute substantially all of our cash to stockholders except for what is needed to fund working capital and certain other liabilities.”

Dr. Mark H. Rachesky, Chairman of the Board of Directors of Loral, said, “The conclusion of this transaction represents an important milestone in our plan to deliver significant value to all Loral stockholders. Telesat is revolutionizing the provision of broadband internet connectivity worldwide by developing the most advanced constellation of low earth orbit (LEO) satellites and integrated terrestrial infrastructure ever conceived. The ownership structure of New Telesat will facilitate access to the capital markets for continued advancement of LEO, positioning New Telesat for substantial growth to further enhance shareholder value.”

Regarding today’s dividend declaration, Dr. Rachesky said, “The Loral Board has worked diligently over the last decade to maximize value for shareholders, first, by successfully turning around and selling our former satellite manufacturing business for over $1 billion and next by using the strong free cash flow generated at Telesat to enable Telesat to invest in its state-of-the-art satellite fleet and to pay extraordinary dividends. In addition to the significant equity interest in New Telesat that the Loral stockholders will collectively receive in the transaction, the Loral Board has delivered to stockholders cash dividends, including the dividend declared today, of over $49 per share, or an aggregate in excess of $1.5 billion.”

The definitive agreement provides for Loral stockholders to receive, at their election and subject to the terms and conditions of the definitive agreement, shares of New Telesat or limited partnership units of a Canadian partnership (Telesat Partnership), which limited partnership units will be exchangeable by the holder for shares of New Telesat. New Telesat will be the controlling general partner of Telesat Partnership. While the exchange of Loral stock for shares of New Telesat is anticipated to be taxable to U.S. stockholders to the extent of any gain, it is anticipated that Loral U.S. stockholders that elect to receive limited partnership units of Telesat Partnership in lieu of receiving shares of New Telesat will do so on a tax deferred basis. The limited partnership units of Telesat Partnership, while not transferable, will otherwise have substantially the same economic and voting rights as the shares of New Telesat. Loral stockholders who elect to receive limited partnership units of Telesat Partnership will, however, like all other holders of limited partnership units of Telesat Partnership, be required to hold their units for at least six months following closing of the transaction before they may exchange their limited partnership units of Telesat Partnership for shares of New Telesat. The exchange of limited partnership units of Telesat Partnership for shares of New Telesat is anticipated to be a taxable transaction to U.S. stockholders.

The definitive agreement also provides for PSP Investments to exchange substantially all of its interests in Telesat for limited partnership units of Telesat Partnership, with the balance of its interests in Telesat being exchanged for shares in New Telesat. Other holders of Telesat shares and derivatives have the option to exchange their equity or retain their direct interests in Telesat (the beneficial ownership percentages referred to in this press release assume that management shareholders will exchange their interests in Telesat for shares of New Telesat).

Loral and Telesat will also make certain cash payments to PSP Investments in connection with the transaction, including a payment of $7 million and a payment to adjust for the value of Loral’s non-Telesat assets and liabilities at the time of the closing of the transaction.

The transaction, which is subject to customary closing conditions, including approval by Loral stockholders (as further described below) and certain regulatory approvals, is expected to close in the second or third quarter of 2021. As of November 23, 2020, there were outstanding 21,427,078 shares of Loral voting common stock, 9,505,673 shares of Loral non-voting common stock and 92,857 Loral restricted stock units.

Loral’s Board of Directors has set a record date of November 30, 2020 for stockholders entitled to vote at the stockholder meeting to be held to approve the transaction (the stockholder meeting). The record date is subject to change based on the timing of the mailing of the proxy statement for the stockholder meeting. The MHR Funds have entered into an agreement to vote 30% of the shares of outstanding Loral voting common stock in favor of the transaction. In addition to the approval of the transaction by the holders of a majority of the outstanding Loral voting common stock, the transaction is also subject to approval (the Majority of the Unaffiliated Vote) by holders of the majority of the outstanding voting common stock held by Loral stockholders not affiliated with PSP Investments, the MHR Funds or other transaction participants (Unaffiliated Shares).

In addition, in connection with the transaction, the Loral Board of Directors has adopted a shareholder rights plan that would be triggered if a party (other than the MHR Funds) acquires or announces the intention to acquire shares of Loral voting common stock such that after giving effect to the acquisition the party would own more than 15% of the Unaffiliated Shares, or for those Loral stockholders (other than the MHR Funds) already over such 15% threshold, if such stockholder increases its ownership of such Unaffiliated Shares by 0.001% or more. The shareholder rights plan will expire immediately upon the first to occur of receipt of the Majority of the Unaffiliated Vote, termination of the definitive transaction agreement and November 22, 2021. The MHR Funds have also entered into a separate standstill agreement prohibiting the MHR Funds and their affiliates from acquiring more than an additional 6% of the outstanding shares of Loral voting common stock prior to the conclusion of the stockholder meeting.

An independent special committee of the Loral Board (the Special Committee) and the Loral Board received a fairness opinion from Loral’s financial advisor, LionTree Advisors LLC (LionTree). The Special Committee and the Loral Board each approved the transaction and determined it to be fair to the Loral stockholders not affiliated with the MHR Funds. The definitive transaction agreement was also approved by the Board of Directors of each of PSP Investments and Telesat.

In connection with the transaction, LionTree and Credit Suisse Securities (USA) LLC acted as financial advisors, Willkie Farr & Gallagher LLP acted as legal counsel, McCarthy Tétrault LLP acted as Canadian legal counsel, and DLA Piper LLP acted as U.S. tax counsel, to Loral. Cleary Gottlieb Steen & Hamilton LLP acted as legal counsel, and Goodmans LLP acted as Canadian legal counsel, to the Special Committee.

Conference Call and Webcast

Loral’s Vice Chairman, Michael B. Targoff, will host a conference call and webcast on Tuesday, November 24, 2020 at 4:30 p.m. EST to discuss the transaction and respond to questions from stockholders. To participate by phone, please dial 412-317-0790 or toll free at 877-870-4263 approximately ten minutes prior to the scheduled start of the call. A listen-only webcast of the call will be available at https://www.webcaster4.com/Webcast/Page/2555/38262. A replay of the call will be made available for 14 days by dialing 877-344-7529 (toll free in the U.S.), 855-669-9658 (toll free in Canada), or 412-317-0088 (internationally) / access code 10149334, and a replay of the webcast will be available for 120 days at https://www.webcaster4.com/Webcast/Page/2555/38262 or on the Investors/Events section of Loral’s website (http://investor.loral.com/events.cfm).

About Loral Space & Communications Inc.

Loral Space & Communications Inc. is a satellite communications company. Loral holds a 62.7% economic interest Telesat Canada, a global operator of telecommunications and direct broadcast satellites used to distribute video entertainment programming and broadband data and to provide access to Internet services and other value-added communications services. Telesat is also developing a global constellation of low earth orbit satellites. For more information, visit Loral’s website at www.loral.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, the words “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should,” “anticipates,” “estimates,” “project,” “intend” or “outlook” or other variations of these words or other similar expressions are intended to identify forward-looking statements and information. In addition, Loral or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made from time to time with the Securities and Exchange Commission (SEC), and press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties which are described as “Risk Factors” in the current Form 10-K and in Loral’s quarterly reports on Form 10-Q. The reader is specifically referred to these documents, as well as Loral’s other filings with the SEC.

Risks and uncertainties include but are not limited to (1) risks associated with financial factors, including swings in the global financial markets, increases in interest rates and access to capital; (2) risks associated with satellite services, including dependence on large customers, launch delays and failures, in-orbit failures and competition; (3) risks and uncertainties associated with Telesat’s planned low earth orbit constellation, including overcoming technological challenges, access to spectrum and markets, governmental restrictions or regulations to address environmental concerns, raising sufficient capital to design and implement the system and competition from other low earth orbit systems; (4) regulatory risks, such as the effect of industry and government regulations that affect Telesat; (5) risks related to the satisfaction of the conditions to closing the transaction with PSP Investments and Telesat in the anticipated timeframe or at all, including the failure to obtain necessary regulatory and stockholder approvals; (6) risks relating to the inability or failure to realize the anticipated benefits of the transaction; (7) risks of disruption from the transaction making it more difficult to maintain business and operational relationships; (8) risks arising from or relating to the negative effects of this announcement or the consummation of the transaction on the market price of Loral’s voting common stock; (9) risks relating to the incurrence of significant transaction costs and unknown liabilities, including litigation or regulatory actions related to the transaction; and (10) other risks, including risks relating to and resulting from the Covid-19 pandemic. The foregoing list of important factors is not exclusive. Furthermore, Loral operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond Loral’s control.

Additional Information and Where to Find It

In connection with the transaction, New Telesat and Telesat Partnership will file with the SEC and the applicable Canadian securities regulators a registration statement on Form F-4 that will contain a prospectus relating to the issuance of the shares of New Telesat and limited partnership units of Telesat Partnership, as well as Loral’s proxy statement. Promptly after the definitive proxy statement is filed with the SEC, Loral will mail the definitive proxy statement to each stockholder entitled to vote at the stockholder meeting relating to the transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT LORAL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, other relevant materials in connection with the transaction (when they become available) and any other documents filed by Loral, New Telesat or Telesat Partnership with the SEC may be obtained free of charge at the SEC’s website (www.sec.gov) and, in the case of Telesat and New Telesat, at the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

Participants in the Transaction

Loral, New Telesat, Telesat Partnership, Telesat and their respective directors and executive officers and certain other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Loral’s stockholders in connection with the transaction. Information regarding the interests of such individuals in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. Stockholders may also obtain information about Loral’s executive officers and directors in Loral’s Amendment No. 1 to Form 10-K filed with the SEC on March 26, 2020 and about Telesat’s executive officers and directors in Telesat’s Form 20-F filed on February 27, 2020.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:

John Capogrossi

212-338-5355

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